UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

DFC Global Corp.

(Exact name of registrant as specified in charter)

Delaware	000-50866	23-2636866
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer IdentificationNumber)

1436 Lancaster Avenue, Suite 300 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

610-296-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2013, DFC Global Corp. (“DFC”) and Jeffrey A. Weiss amended Mr. Weiss’ employment agreement with DFC and Dollar Financial Group, Inc. (together with DFC, the “Company”) to eliminate Mr. Weiss’ right to receive, and the Company’s obligation to pay, a tax gross-up payment intended to place Mr. Weiss in the same after-tax position he would be in if no excise tax were payable in the event Mr. Weiss receives parachute payments within the meaning of section 280G of the Internal Revenue Code (the “Amendment”). The Amendment was approved by the DFC Board of Directors (the “Board”) and its Human Resources and Compensation Committee (the “Committee”).

A public announcement regarding the Amendment was made by means of a press release on May 8, 2013, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K. This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 30, 2013, the Board and the Committee approved a clawback policy (the “Clawback Policy”), an executive officer stock ownership policy (the “Stock Ownership Policy”) and a director and executive officer hedging policy (the “Anti-Hedging Policy”), each of which is described below.

The Clawback Policy requires the Board, under certain circumstances, to seek recovery or reimbursement of incentive performance and equity awards made to an executive officer on or after July 1, 2013 if the Board, on the recommendation of the Committee, determines that such executive officer’s intentional misconduct or gross negligence was a contributing factor to DFC having to restate its financial statements.

The Stock Ownership Policy, effective as of July 1, 2013, requires DFC’s executive officers to attain certain minimum ownership positions, as set forth below, in certain time periods.

Position	Minimum Ownership Position

Chief Executive Officer	5x base salary

President	3x base salary

Chief Operating Officer	3x base salary

Chief Financial Officer	3x base salary

All other Executive Officers	1x base salary

The Anti-Hedging Policy prohibits DFC’s directors and executive officers from entering into hedging or monetization transactions that are based on DFC’s securities, and restricts their ability to hold certain DFC securities in a margin account or to pledge such securities as collateral for a loan.

The public announcement regarding the Clawback Policy, the Stock Ownership Policy and the Anti-Hedging Policy was made by means of a press release on May 8, 2013, the text of which is set forth in Exhibit 99.1 to this Current Report on Form 8-K. Each summary of the Clawback Policy, the Stock Ownership Policy and the Anti-Hedging Policy is qualified in its entirety by reference to the full text of such policies, which are filed as Exhibits 99.2, 99.3 and 99.4, respectively, attached to this Current Report on Form 8-K and each is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to Employment Agreement dated as of May 8, 2013 by and among Dollar Financial Group, Inc., DFC Global Corp. and Jeffrey A. Weiss

99.1	Press Release dated as of May 8, 2013

99.2	DFC Global Corp. Clawback Policy

99.3	DFC Global Corp. Executive Officer Stock Ownership Policy

99.4	DFC Global Corp. Director and Officer Hedging Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.

Date: May 8, 2013	By:	/s/ William M. Athas
		Name:	William M. Athas
		Title:	Senior Vice President of Finance and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement dated as of May 8, 2013 by and among Dollar Financial Group, Inc., DFC Global Corp. and Jeffrey A. Weiss

99.1	Press Release dated May 8, 2013

99.2	DFC Global Corp. Clawback Policy

99.3	DFC Global Corp. Executive Officer Stock Ownership Policy

99.4	DFC Global Corp. Director and Officer Hedging Policy